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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 7, 2001

UtiliCorp United Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3562	44-0541877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
20 West 9th, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code: (816) 421-6600

(Former name of former address, if changed since last report): Not Applicable

Item 5. Other Events.

    On November 7, 2001, UtiliCorp United Inc. announced it plans to make an offer to the public shareholders of Aquila, Inc. to exchange their shares of common stock of Aquila, Inc. for shares of common stock of UtiliCorp United Inc.

    Attached as Exhibits 99.1 and 99.2 are a press release announcing the exchange offer and a letter sent by UtiliCorp United Inc. to Aquila, Inc. regarding the exchange offer.

Item 7. Financial Statements and Exhibits.

(a) Exhibit—99.1, Press Release Announcing Exchange Offer.

(b) Exhibit—99.2, Letter to Aquila, Inc. Regarding Exchange Offer.

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Signatures

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UtiliCorp United Inc.
By:	/s/ DAN STREEK Dan Streek Chief Financial Officer
Date: November 7, 2001

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
Signatures